UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2009

CURAGEN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23223	06-1331400
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

119 Fourth Avenue
Needham, Massachusetts	02494-2725
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 433-0771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On December 31, 2009, CuraGen Corporation (“CuraGen”), Celldex Therapeutics, Inc. (“Celldex”) and The Bank of New York Mellon (formerly the Bank of New York) (the “Trustee”) entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture dated February 17, 2004, between CuraGen and the Trustee, as amended by that certain Supplemental Indenture, dated as of September 30, 2009, among CuraGen, Celldex and the Trustee (the “Indenture”), governing CuraGen’s 4.0% Convertible Subordinated Notes due 2011 (the “4% Notes”).  Pursuant to the Second Supplemental Indenture, Celldex assumed all of CuraGen’s obligations under the 4% Notes.  In addition, the Second Supplemental Indenture modifies certain definitions and section references in, the Indenture to give effect to the modifications as a result of the Merger

The Second Supplemental Indenture became operative upon the effectiveness of the Merger.  The description of the Second Supplemental Indenture contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, which is incorporated herein by reference to Exhibit 4.1 of this Current Report on Form 8-K

Item 8.01.              Other Events.

On December 31, 2009, Celldex completed the merger of CuraGen with and into Celldex (the “Merger”) pursuant to a short-form merger effected under Delaware law.  As a result of the Merger, the separate corporate existence of CuraGen has ceased and Celldex has succeeded to all rights, privileges, powers and franchises of CuraGen.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated December 31, 2009, by and among CuraGen, Celldex, and Trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION

By:	/s/ Avery W. Catlin
Name: Avery W. Catlin
Title: Vice President, Treasurer and Secretary

Dated: December 31, 2009

EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Supplemental Indenture, dated December 31, 2009, by and among CuraGen, Celldex, and Trustee.